For Immediate Release
Telephone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Relations Contact: Joanne Brigandi x4240
January 26, 2005

                         SJI DECLARES QUARTERLY DIVIDEND

[Folsom, NJ] -- South Jersey Industries (NYSE:SJI) today declared its regular dividend of $0.425 for the first quarter of 2005. The dividend is payable April 4, 2005, to shareholders of record at the close of business March 10, 2005. This is SJI's 54th consecutive year of paying dividends, reflecting the company's commitment to a consistent, sustainable dividend.

         South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, Marina Energy, and South Jersey Energy Service Plus. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

                                            ###